News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Mike Callahan
Office: 704.382.0459

May 9, 2019

Duke Energy reports first quarter 2019 financial results

▪	First quarter 2019 GAAP and adjusted EPS of $1.24

▪	Company affirms 2019 adjusted EPS guidance range of $4.80 to $5.20

▪	1,250 megawatts of renewables projects announced this year to be owned or procured on behalf of customers
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced first quarter 2019 reported diluted earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted diluted EPS of $1.24. This is compared to reported and adjusted diluted EPS of $0.88 and $1.28, respectively, for the first quarter of 2018. Adjusted diluted EPS excludes the impact of certain items that are included in GAAP reported diluted EPS.
Lower first quarter 2019 adjusted results were primarily driven by unfavorable weather and share dilution, partially offset by growth from investments at the electric and gas utilities.
“We remain on track to deliver full-year results within our 2019 earnings guidance range of $4.80 to $5.20 per share,” said Lynn Good, Duke Energy chairman, president and CEO. “We will continue to execute our long-term strategy to generate cleaner energy, modernize the energy grid and expand natural gas infrastructure to deliver value for customers and investors."

“With the announcement of more than 1,250 megawatts of new regulated and commercial renewables projects, we advanced our vision to provide cleaner energy across our footprint. We were also pleased to announce a partnership with John Hancock in our commercial renewables business — a clear validation of the strength of our existing portfolio.”
Business segment results
In addition to the following summary of first quarter 2019 business segment performance, comprehensive tables with detailed EPS drivers for the first quarter compared to prior year are provided in the tables at the end of this news release.
The discussion below of first quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.

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Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized first quarter 2019 segment income of $750 million. This is compared to reported and adjusted earnings of $750 million and $816 million, respectively, in the first quarter of 2018. First quarter 2018 reported results were impacted by $66 million in after-tax charges related to the Duke Energy Progress North Carolina rate case order. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, this represents a decrease of $0.10 per share, excluding share dilution of $0.04 per share. Lower quarterly results at Electric Utilities and Infrastructure were primarily due to unfavorable weather (-$0.07 per share), lower volumes (-$0.03 per share), higher depreciation and amortization expense (-$0.03 per share) on a growing asset base, and higher interest expense (-$0.03 per share); partially offset by contributions from base rate changes (+$0.09 per share).
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized first quarter 2019 segment income of $226 million. This is compared to reported and adjusted earnings of $116 million and $158 million, respectively, in the first quarter of 2018. First quarter 2018 reported results were impacted by a $42 million after-tax impairment charge related to the Constitution pipeline investment, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, this represents an increase of $0.10 per share. Higher quarterly results at Gas Utilities and Infrastructure were driven by higher earnings from midstream investments (+$0.08 per share), primarily due to a true-up adjustment related to income tax recognition for equity method investments.
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized first quarter 2019 segment income of $13 million, compared to $20 million in the first quarter of 2018, a decrease of $0.01 per share. Lower quarterly results were primarily due to lower wind production.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a first quarter 2019 net loss of $89 million. This is compared to a reported and adjusted net loss of $266 million and $95 million, respectively, in the first quarter of 2018. First quarter 2018 reported results were impacted by an $82 million after-tax loss on sale of the retired Beckjord plant in Ohio, the recognition of a $76 million valuation allowance related to the Tax Act, and costs to achieve the Piedmont merger. These amounts were treated as special items and excluded from adjusted earnings.

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Effective Tax Rate
On a reported and adjusted basis, Duke Energy's consolidated effective tax rate for the first quarter of 2019 was 9.6 percent. This is compared to a reported and adjusted effective tax rate of 22.5 percent and 15.7 percent, respectively, in the first quarter of 2018. The decrease in the adjusted effective tax rate was primarily due to a true-up adjustment related to income tax recognition for equity method investments in the first quarter of 2019 and the amortization of excess deferred taxes. Adjusted effective tax rate is a non-GAAP financial measure. The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss first quarter 2019 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 888-254-3590 in the United States or 323-994-2093 outside the United States. The confirmation code is 1767856. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 19, 2019, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 1767856. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for first quarter 2018 financial results:

(In millions, except per-share amounts)	After-Tax Amount	1Q 2018 EPS
Diluted EPS, as reported		$0.88
Adjustments to reported EPS:
First Quarter 2018
Costs to achieve Piedmont merger	$13	0.02
Regulatory settlements	66	0.09
Sale of retired plant	82	0.12
Impairment of equity method investment	42	0.06
Impacts of the Tax Act (Alternative Minimum Tax valuation allowance)	76	0.11
Total adjustments	$279	$0.40
Diluted EPS, adjusted		$1.28

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted diluted EPS and adjusted effective tax rate. Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy in dollar and per share amounts, adjusted for the dollar and per-share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both as adjusted for the impact of special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management believes the presentation of adjusted earnings, adjusted diluted EPS, and the adjusted effective tax rate provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings, adjusted diluted EPS and adjusted effective tax rate are Net Income Attributable to Duke Energy Corporation (GAAP reported earnings), Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP reported EPS), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:

•	Costs to Achieve Piedmont Merger represents charges that result from the Piedmont acquisition.

•	Regulatory Settlements represents charges related to rate case orders, settlements or other actions of regulators.

•	Sale of Retired Plant represents the loss associated with selling Beckjord Generating Station (Beckjord), a nonregulated generating facility in Ohio.

•	Impairment of Equity Method Investment represents an OTTI of an investment in Constitution.

•	Impacts of the Tax Act represents an AMT valuation allowance recognized related to the Tax Act.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the

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Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 125 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 30,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities, and 3,000 megawatts through its nonregulated Duke Energy Renewables unit.

Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve approximately 7.7 million retail electric customers in six states - North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to more than 1.6 million customers in five states - North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.

Duke Energy was named to Fortune’s 2019 “World’s Most Admired Companies” list, and Forbes’ 2019 “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦
The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

◦
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

◦	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

◦
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

◦
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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◦
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

◦	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

◦	The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values; and

◦	The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory Settlements		Sale of Retired Plant		Impairment of Equity Method Investment		Impacts of the Tax Act		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$750	$—		$66	B	$—		$—		$—		$66	$816
Gas Utilities and Infrastructure	116	—		—		—		42	D	—		42	158
Commercial Renewables	20	—		—		—		—		—		—	20
Total Reportable Segment Income	886	—		66		—		42		—		108	994
Other	(266)	13	A	—		82	C	—		76	E	171	(95)
Net Income Attributable to Duke Energy Corporation	$620	$13		$66		$82		$42		$76		$279	$899
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.88	$0.02		$0.09		$0.12		$0.06		$0.11		$0.40	$1.28

A — Net of $4 million tax benefit. $17 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B — Net of $20 million tax benefit. $45 million recorded within Impairment Charges, $35 million within Operating Expenses and $6 million within Interest Expense on the Condensed Consolidated Statements of Operations.
C — Net of $25 million tax benefit. $107 million recorded within Losses on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations.
D — Net of $13 million tax benefit. $55 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E — $76 million AMT valuation allowance within Income Tax Expense on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 701 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
March 2018
(Dollars in millions)

	Three Months Ended March 31, 2018
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$803
Costs to Achieve Piedmont Merger	17
Regulatory Settlements	86
Sale of Retired Plant	107
Impairment of Equity Method Investment	55
Noncontrolling Interests	(2)
Adjusted Pretax Income	$1,066

Reported Income Tax Expense From Continuing Operations	$181	22.5%
Costs to Achieve Piedmont Merger	4
Regulatory Settlements	20
Sale of Retired Plant	25
Impairment of Equity Method Investment	13
Impacts of the Tax Act	(76)
Adjusted Tax Expense	$167	15.7%	(a)

(a) Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
March 2019 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
(Dollars per share)
2018 YTD Reported Earnings Per Share, Diluted	$1.08	$0.16	$0.03	$(0.39)	$0.88
Costs to Achieve Piedmont Merger	—	—	—	0.02	0.02
Regulatory Settlements	0.09	—	—	—	0.09
Sale of Retired Plant	—	—	—	0.12	0.12
Impairment of Equity Method Investment	—	0.06	—	—	0.06
Impacts of the Tax Act (Alternative Minimum Tax valuation allowance)	—	—	—	0.11	0.11
2018 YTD Adjusted Earnings Per Share, Diluted	$1.17	$0.22	$0.03	$(0.14)	$1.28
Weather	(0.07)	—	—	—	(0.07)
Volume	(0.03)	—	—	—	(0.03)
Pricing and Riders, excluding rate case impacts	0.04	0.02	—	—	0.06
Rate case impacts, net(a)	0.09	—	—	—	0.09
Operations and maintenance, net of recoverables	(0.01)	—	—	—	(0.01)
Midstream Gas Pipelines(b)	—	0.08	—	—	0.08
Duke Energy Renewables	—	—	(0.01)	—	(0.01)
Interest Expense	(0.03)	—	—	(0.01)	(0.04)
AFUDC Equity	(0.03)	—	—	—	(0.03)
Depreciation and amortization(c)	(0.03)	—	—	—	(0.03)
Other	(0.03)	—	—	0.02	(0.01)
Change in share count	(0.04)	—	—	—	(0.04)
2019 YTD Reported Earnings Per Share, Diluted	$1.03	$0.32	$0.02	$(0.13)	$1.24

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average diluted shares outstanding increased from 701 million shares to 727 million.

(a) Includes the net impact of the DEC and DEP North Carolina rate cases (+$0.03), DEO and DEK rate cases (+$0.02), and DEF impacts (+$0.04 related to GBRA, SBRA and multi-year rate plan), which is primarily comprised of rate increases partially offset by higher depreciation and amortization expense.

(b) Primarily due to a prior period adjustment related to income tax recognition for equity method investments.
(c) Excludes rate case impacts.

March 2019
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per-share amounts and where noted)	2019	2018
Earnings Per Share — Basic and Diluted
Net income attributable to Duke Energy Corporation common stockholders
Basic and diluted	$1.24	$0.88
Weighted average shares outstanding
Basic and diluted	727	701
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure	$750	$750
Gas Utilities and Infrastructure(a)	226	116
Commercial Renewables	13	20
Total Reportable Segment Income	989	886
Other(b)	(89)	(266)
Net Income Attributable to Duke Energy Corporation	$900	$620
CAPITALIZATION
Total Common Equity (%)	43%	43%
Total Debt (%)	57%	57%

Total Debt	$59,211	$55,950
Book Value Per Share	$61.88	$59.63
Actual Shares Outstanding	728	701
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$2,113	$1,773
Gas Utilities and Infrastructure	364	228
Commercial Renewables	90	87
Other	63	73
Total Capital and Investment Expenditures	$2,630	$2,161

(a) Includes an other-than-temporary impairment of an investment in Constitution for the three months ended March 2018 and an adjustment related to the income tax recognition for equity method investments for the three months ended March 31, 2019. This adjustment was immaterial and relates to prior years.

(b) Includes costs to achieve the Piedmont merger, the loss associated with selling Beckjord, and an Alternative Minimum Tax valuation allowance recognized related to the Tax Act for the three months ended March 31, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended March 31,
	2019	2018
Operating Revenues
Regulated electric	$5,285	$5,284
Regulated natural gas	728	700
Nonregulated electric and other	150	151
Total operating revenues	6,163	6,135
Operating Expenses
Fuel used in electric generation and purchased power	1,609	1,676
Cost of natural gas	327	313
Operation, maintenance and other	1,419	1,464
Depreciation and amortization	1,089	967
Property and other taxes	343	316
Impairment charges	—	43
Total operating expenses	4,787	4,779
Losses on Sales of Other Assets and Other, net	(3)	(100)
Operating Income	1,373	1,256
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	43	(24)
Other income and expenses, net	115	86
Total other income and expenses	158	62
Interest Expense	543	515
Income Before Income Taxes	988	803
Income Tax Expense	95	181
Net Income	893	622
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(7)	2
Net Income Attributable to Duke Energy Corporation	$900	$620

Earnings Per Share — Basic and Diluted
Net income attributable to Duke Energy Corporation common stockholders
Basic and diluted	$1.24	$0.88
Weighted average shares outstanding
Basic and diluted	727	701

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$377	$442
Receivables (net of allowance for doubtful accounts of $19 at 2019 and $16 at 2018)	775	962
Receivables of VIEs (net of allowance for doubtful accounts of $56 at 2019 and $55 at 2018)	1,981	2,172
Inventory	3,102	3,084
Regulatory assets (includes $52 at 2019 and 2018 related to VIEs)	1,957	2,005
Other (includes $152 at 2019 and $162 at 2018 related to VIEs)	976	1,049
Total current assets	9,168	9,714
Property, Plant and Equipment
Cost	139,377	134,458
Accumulated depreciation and amortization	(43,992)	(43,126)
Generation facilities to be retired, net	336	362
Net property, plant and equipment	95,721	91,694
Operating Lease Right-of-Use Assets, net	1,698	—
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,032 at 2019 and $1,041 at 2018 related to VIEs)	13,301	13,617
Nuclear decommissioning trust funds	7,374	6,720
Investments in equity method unconsolidated affiliates	1,602	1,409
Other (includes $280 at 2019 and $261 at 2018 related to VIEs)	2,969	2,935
Total other noncurrent assets	44,549	43,984
Total Assets	$151,136	$145,392
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,538	$3,487
Notes payable and commercial paper	3,029	3,410
Taxes accrued	470	577
Interest accrued	544	559
Current maturities of long-term debt (includes $227 at 2019 and 2018 related to VIEs)	2,501	3,406
Asset retirement obligations	779	919
Regulatory liabilities	611	598
Other	1,810	2,085
Total current liabilities	12,282	15,041
Long-Term Debt (includes $4,065 at 2019 and $3,998 at 2018 related to VIEs)	53,681	51,123
Operating Lease Liabilities	1,488	—
Other Noncurrent Liabilities
Deferred income taxes	8,040	7,806
Asset retirement obligations	12,256	9,548
Regulatory liabilities	15,212	14,834
Accrued pension and other post-retirement benefit costs	974	988
Investment tax credits	571	568
Other (includes $212 at 2019 and 2018 related to VIEs)	1,587	1,650
Total other noncurrent liabilities	38,640	35,394
Commitments and Contingencies
Equity
Preferred stock, $0.001 par value, 40 million depositary shares authorized and outstanding at 2019	974	—
Common stock, $0.001 par value, 2 billion shares authorized; 728 million shares outstanding at 2019 and 727 million shares outstanding at 2018	1	1
Additional paid-in capital	40,823	40,795
Retained earnings	3,360	3,113
Accumulated other comprehensive loss	(128)	(92)
Total Duke Energy Corporation stockholders' equity	45,030	43,817
Noncontrolling interests	15	17
Total equity	45,045	43,834
Total Liabilities and Equity	$151,136	$145,392

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$893	$622
Adjustments to reconcile net income to net cash provided by operating activities	346	769
Net cash provided by operating activities	1,239	1,391

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,713)	(2,264)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,433	947

Net (decrease) increase in cash, cash equivalents and restricted cash	(41)	74
Cash, cash equivalents and restricted cash at beginning of period	591	505
Cash, cash equivalents and restricted cash at end of period	$550	$579

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,329	$—	$—	$—	$(44)	$5,285
Regulated natural gas	—	752	—	—	(24)	728
Nonregulated electric and other	—	4	106	21	19	150
Total operating revenues	5,329	756	106	21	(49)	6,163
Operating Expenses
Fuel used in electric generation and purchased power	1,630	—	—	—	(21)	1,609
Cost of natural gas	—	327	—	—	—	327
Operation, maintenance and other	1,282	110	66	(13)	(26)	1,419
Depreciation and amortization	947	65	40	38	(1)	1,089
Property and other taxes	301	33	6	3	—	343
Impairment charges	—	—	—	—	—	—
Total operating expenses	4,160	535	112	28	(48)	4,787
Losses on Sales of Other Assets and Other, net	(3)	—	—	—	—	(3)
Operating Income (Loss)	1,166	221	(6)	(7)	(1)	1,373
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	33	(1)	9	—	43
Other income and expenses, net	89	7	(1)	35	(15)	115
Total Other Income and Expenses	91	40	(2)	44	(15)	158
Interest Expense	338	30	21	171	(17)	543
Income (Loss) Before Income Taxes	919	231	(29)	(134)	1	988
Income Tax Expense (Benefit)	169	5	(35)	(45)	1	95
Net Income (Loss)	750	226	6	(89)	—	893
Less: Net Loss Attributable to Noncontrolling Interest	—	—	(7)	—	—	(7)
Segment Income / Other Net Loss / Net Income Attributable to Duke Energy Corporation	$750	$226	$13	$(89)	$—	$900

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2018
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,323	$—	$—	$—	$(39)	$5,284
Regulated natural gas	—	725	—	—	(25)	700
Nonregulated electric and other	—	2	101	35	13	151
Total operating revenues	5,323	727	101	35	(51)	6,135
Operating Expenses
Fuel used in electric generation and purchased power	1,685	—	—	14	(23)	1,676
Cost of natural gas	—	313	—	—	—	313
Operation, maintenance and other	1,325	108	55	3	(27)	1,464
Depreciation and amortization	835	61	38	33	—	967
Property and other taxes	274	31	7	4	—	316
Impairment charges	43	—	—	—	—	43
Total operating expenses	4,162	513	100	54	(50)	4,779
Gains (Losses) on Sales of Other Assets and Other, net	1	—	—	(101)	—	(100)
Operating Income (Loss)	1,162	214	1	(120)	(1)	1,256
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	(40)	—	13	1	(24)
Other income and expenses, net	86	5	2	1	(8)	86
Total Other Income and Expenses	88	(35)	2	14	(7)	62
Interest Expense	317	27	22	157	(8)	515
Income (Loss) Before Income Taxes	933	152	(19)	(263)	—	803
Income Tax Expense (Benefit)	183	36	(39)	1	—	181
Net Income (Loss)	750	116	20	(264)	—	622
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	2	—	2
Segment Income / Other Net Loss / Net Income Attributable to Duke Energy Corporation	$750	$116	$20	$(266)	$—	$620
Special Items	66	42	—	171	—	279
Adjusted Earnings(a)	$816	$158	$20	$(95)	$—	$899

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	March 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$72	$3	$7	$296	$(1)	$377
Receivables, net	444	241	77	14	(1)	775
Receivables of variable interest entities, net	1,981	—	—	—	—	1,981
Receivables from affiliated companies	76	19	1,381	492	(1,968)	—
Notes receivable from affiliated companies	126	155	—	1,248	(1,529)	—
Inventory	2,993	50	33	27	(1)	3,102
Regulatory assets	1,799	29	—	129	—	1,957
Other	156	19	134	717	(50)	976
Total current assets	7,647	516	1,632	2,923	(3,550)	9,168
Property, Plant and Equipment
Cost	121,794	10,781	4,614	2,230	(42)	139,377
Accumulated depreciation and amortization	(39,513)	(2,376)	(889)	(1,215)	1	(43,992)
Generation facilities to be retired, net	336	—	—	—	—	336
Net property, plant and equipment	82,617	8,405	3,725	1,015	(41)	95,721
Operating Lease Right-of-Use Assets, net	1,323	27	80	268	—	1,698
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	12,187	631	—	483	—	13,301
Nuclear decommissioning trust funds	7,374	—	—	—	—	7,374
Investments in equity method unconsolidated affiliates	103	1,184	199	116	—	1,602
Investment in consolidated subsidiaries	242	19	4	60,223	(60,488)	—
Other	2,112	75	123	1,293	(634)	2,969
Total other noncurrent assets	39,397	3,833	326	62,115	(61,122)	44,549
Total Assets	130,984	12,781	5,763	66,321	(64,713)	151,136
Segment reclassifications, intercompany balances and other	(578)	(142)	(1,385)	(62,785)	64,890	—
Segment Assets	$130,406	$12,639	$4,378	$3,536	$177	$151,136

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$1,815	$223	$47	$454	$(1)	$2,538
Accounts payable to affiliated companies	576	35	11	1,277	(1,899)	—
Notes payable to affiliated companies	1,123	195	15	215	(1,548)	—
Notes payable and commercial paper	—	—	5	3,024	—	3,029
Taxes accrued	418	48	(21)	24	1	470
Interest accrued	378	37	1	129	(1)	544
Current maturities of long-term debt	1,102	377	174	850	(2)	2,501
Asset retirement obligations	779	—	—	—	—	779
Regulatory liabilities	515	94	—	2	—	611
Other	1,358	54	30	469	(101)	1,810
Total current liabilities	8,064	1,063	262	6,444	(3,551)	12,282
Long-Term Debt	33,421	2,429	1,584	16,287	(40)	53,681
Long-Term Debt Payable to Affiliated Companies	618	7	9	—	(634)	—
Operating Lease Liabilities	1,195	26	96	171	—	1,488
Other Noncurrent Liabilities
Deferred income taxes	9,711	905	(263)	(2,314)	1	8,040
Asset retirement obligations	12,075	57	124	—	—	12,256
Regulatory liabilities	13,622	1,563	—	28	(1)	15,212
Accrued pension and other post-retirement benefit costs	652	26	3	292	1	974
Investment tax credits	569	2	—	—	—	571
Other	857	211	228	293	(2)	1,587
Total other noncurrent liabilities	37,486	2,764	92	(1,701)	(1)	38,640
Equity
Total Duke Energy Corporation stockholders' equity	50,200	6,492	3,708	45,118	(60,488)	45,030
Noncontrolling interests	—	—	12	2	1	15
Total equity	50,200	6,492	3,720	45,120	(60,487)	45,045
Total Liabilities and Equity	130,984	12,781	5,763	66,321	(64,713)	151,136
Segment reclassifications, intercompany balances and other	(578)	(142)	(1,385)	(62,785)	64,890	—
Segment Liabilities and Equity	$130,406	$12,639	$4,378	$3,536	$177	$151,136

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,744	$1,484	$1,086	$355	$768	$(108)	$5,329
Operating Expenses
Fuel used in electric generation and purchased power	472	515	410	93	257	(117)	1,630
Operation, maintenance and other	435	331	228	101	187	—	1,282
Depreciation and amortization	317	290	165	41	131	3	947
Property and other taxes	80	44	93	64	19	1	301
Total operating expenses	1,304	1,180	896	299	594	(113)	4,160
Losses on Sales of Other Assets and Other, net	—	—	—	—	(3)	—	(3)
Operating Income	440	304	190	56	171	5	1,166
Other Income and Expenses, net(b)	31	24	13	6	19	(2)	91
Interest Expense	110	77	82	22	43	4	338
Income Before Income Taxes	361	251	121	40	147	(1)	919
Income Tax Expense	64	46	23	4	36	(4)	169
Segment Income	$297	$205	$98	$36	$111	$3	$750

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $9 million for Duke Energy Carolinas, $14 million for Duke Energy Progress, $1 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $4 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	March 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$—	$30	$8	$14	$20	$—	$72
Receivables, net	166	42	85	99	50	2	444
Receivables of variable interest entities, net	630	495	322	—	—	534	1,981
Receivables from affiliated companies	88	28	34	60	102	(236)	76
Notes receivable from affiliated companies	—	38	—	298	—	(210)	126
Inventory	1,007	959	505	86	435	1	2,993
Regulatory assets	560	622	454	13	151	(1)	1,799
Other	31	45	55	2	23	—	156
Total current assets	2,482	2,259	1,463	572	781	90	7,647
Property, Plant and Equipment
Cost	46,929	33,188	19,111	6,421	15,633	512	121,794
Accumulated depreciation and amortization	(15,899)	(11,635)	(5,003)	(1,950)	(5,021)	(5)	(39,513)
Generation facilities to be retired, net	—	336	—	—	—	—	336
Net property, plant and equipment	31,030	21,889	14,108	4,471	10,612	507	82,617
Operating Lease Right-of-Use Assets, net	146	388	447	22	61	259	1,323
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,429	4,041	2,316	370	981	1,050	12,187
Nuclear decommissioning trust funds	3,913	2,744	717	—	—	—	7,374
Investments in equity method unconsolidated affiliates	—	—	—	—	—	103	103
Investment in consolidated subsidiaries	48	13	2	177	1	1	242
Other	1,027	628	318	37	200	(98)	2,112
Total other noncurrent assets	8,417	7,426	3,353	1,180	1,182	17,839	39,397
Total Assets	42,075	31,962	19,371	6,245	12,636	18,695	130,984
Segment reclassifications, intercompany balances and other	(326)	(157)	(46)	(187)	(73)	211	(578)
Reportable Segment Assets	$41,749	$31,805	$19,325	$6,058	$12,563	$18,906	$130,406

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$643	$363	$417	$193	$198	$1	$1,815
Accounts payable to affiliated companies	248	221	29	13	72	(7)	576
Notes payable to affiliated companies	745	—	399	34	136	(191)	1,123
Taxes accrued	82	50	95	134	63	(6)	418
Interest accrued	134	87	74	30	53	—	378
Current maturities of long-term debt	7	5	470	524	3	93	1,102
Asset retirement obligations	209	452	4	6	108	—	779
Regulatory liabilities	200	176	83	30	27	(1)	515
Other	414	346	426	66	92	14	1,358
Total current liabilities	2,682	1,700	1,997	1,030	752	(97)	8,064
Long-Term Debt	10,658	8,893	6,795	1,894	3,569	1,612	33,421
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Operating Lease Liabilities	123	361	387	21	57	246	1,195
Other Noncurrent Liabilities
Deferred income taxes	3,816	2,184	2,052	595	1,050	14	9,711
Asset retirement obligations	5,219	5,471	579	49	611	146	12,075
Regulatory liabilities	6,325	4,093	1,023	471	1,709	1	13,622
Accrued pension and other post-retirement benefit costs	97	235	251	57	113	(101)	652
Investment tax credits	235	141	42	3	147	1	569
Other	645	91	53	64	29	(25)	857
Total other noncurrent liabilities	16,337	12,215	4,000	1,239	3,659	36	37,486
Equity	11,975	8,643	6,192	2,043	4,449	16,898	50,200
Total Liabilities and Equity	42,075	31,962	19,371	6,245	12,636	18,695	130,984
Segment reclassifications, intercompany balances and other	(326)	(157)	(46)	(187)	(73)	211	(578)
Reportable Segment Liabilities and Equity	$41,749	$31,805	$19,325	$6,058	$12,563	$18,906	$130,406

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$176	$579	$—	$1	$756
Operating Expenses
Cost of natural gas	54	273	—	—	327
Operation, maintenance and other	31	79	2	(2)	110
Depreciation and amortization	22	42	—	1	65
Property and other taxes	20	12	—	1	33
Total operating expenses	127	406	2	—	535
Operating Income (Loss)	49	173	(2)	1	221
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	33	—	33
Other income and expenses, net	3	4	—	—	7
Total other income and expenses	3	4	33	—	40
Interest Expense	7	22	—	1	30
Income Before Income Taxes	45	155	31	—	231
Income Tax Expense	10	36	(38)	(3)	5
Segment Income	$35	$119	$69	$3	$226

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	March 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$—	$—	$—	$3
Receivables, net	—	241	—	—	241
Receivables from affiliated companies	16	72	—	(69)	19
Notes receivable from affiliated companies	171	—	—	(16)	155
Inventory	25	25	—	—	50
Regulatory assets	1	28	—	—	29
Other	—	19	—	—	19
Total current assets	216	385	—	(85)	516
Property, Plant and Equipment
Cost	3,121	7,660	—	—	10,781
Accumulated depreciation and amortization	(789)	(1,588)	—	1	(2,376)
Net property, plant and equipment	2,332	6,072	—	1	8,405
Operating Lease Right-of-Use Assets, net	—	27	—	—	27
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	176	289	—	166	631
Investments in equity method unconsolidated affiliates	—	—	1,183	1	1,184
Investment in consolidated subsidiaries	—	—	—	19	19
Other	7	51	17	—	75
Total other noncurrent assets	507	389	1,200	1,737	3,833
Total Assets	3,055	6,873	1,200	1,653	12,781
Segment reclassifications, intercompany balances and other	(4)	(34)	(9)	(95)	(142)
Reportable Segment Assets	$3,051	$6,839	$1,191	$1,558	$12,639

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$62	$161	$—	$—	$223
Accounts payable to affiliated companies	4	39	62	(70)	35
Notes payable to affiliated companies	11	201	—	(17)	195
Taxes accrued	12	37	—	(1)	48
Interest accrued	13	25	—	(1)	37
Current maturities of long-term debt	27	350	—	—	377
Regulatory liabilities	21	73	—	—	94
Other	2	49	(1)	4	54
Total current liabilities	152	935	61	(85)	1,063
Long-Term Debt	490	1,788	—	151	2,429
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Operating Lease Liabilities	—	26	—	—	26
Other Noncurrent Liabilities
Deferred income taxes	263	560	83	(1)	905
Asset retirement obligations	37	19	—	1	57
Regulatory liabilities	368	1,179	—	16	1,563
Accrued pension and other post-retirement benefit costs	23	4	—	(1)	26
Investment tax credits	2	1	—	(1)	2
Other	42	154	15	—	211
Total other noncurrent liabilities	735	1,917	98	14	2,764
Equity	1,671	2,207	1,041	1,573	6,492
Total Liabilities and Equity	3,055	6,873	1,200	1,653	12,781
Segment reclassifications, intercompany balances and other	(4)	(34)	(9)	(95)	(142)
Reportable Segment Liabilities and Equity	$3,051	$6,839	$1,191	$1,558	$12,639

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
Gigawatt-hour (GWh) Sales (1)
Residential	22,218	23,741	(6.4%)	(1.2%)
General Service	17,917	18,440	(2.8%)	(1.2%)
Industrial	12,048	12,104	(0.5%)	0.3%
Other Energy Sales	145	140	3.6%
Unbilled Sales	(1,336)	(1,875)	28.7%	n/a
Total Retail Sales	50,992	52,550	(3.0%)	(0.8%)
Wholesale and Other	9,702	10,979	(11.6%)
Total Consolidated Electric Sales — Electric Utilities and Infrastructure	60,694	63,529	(4.5%)

Average Number of Customers (Electric)
Residential	6,709,086	6,603,814	1.6%
General Service	988,438	979,220	0.9%
Industrial	17,398	17,600	(1.1%)
Other Energy Sales	28,556	23,475	21.6%
Total Retail Customers	7,743,478	7,624,109	1.6%
Wholesale and Other	51	54	(5.6%)
Total Average Number of Customers — Electric Utilities and Infrastructure	7,743,529	7,624,163	1.6%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	11,486	17,738	(35.2%)
Nuclear	18,590	18,505	0.5%
Hydro	1,053	754	39.7%
Oil and Natural Gas	17,649	16,317	8.2%
Renewable Energy	125	96	30.2%
Total Generation (4)	48,903	53,410	(8.4%)
Purchased Power and Net Interchange (5)	14,912	13,920	7.1%
Total Sources of Energy	63,815	67,330	(5.2%)
Less: Line Loss and Other	3,121	3,801	(17.9%)
Total GWh Sources	60,694	63,529	(4.5%)

Owned Megawatt (MW) Capacity (3)
Summer	50,888	49,511
Winter	54,574	53,003
Nuclear Capacity Factor (%) (6)	98	96

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.
(6) Statistics reflect 100 percent of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
GWh Sales (1)
Residential	7,755	8,284	(6.4%)
General Service	6,822	6,946	(1.8%)
Industrial	4,934	4,984	(1.0%)
Other Energy Sales	80	75	6.7%
Unbilled Sales	(355)	(523)	32.1%
Total Retail Sales	19,236	19,766	(2.7%)	(0.9%)
Wholesale and Other	2,592	2,861	(9.4%)
Total Consolidated Electric Sales — Duke Energy Carolinas	21,828	22,627	(3.5%)

Average Number of Customers
Residential	2,244,914	2,202,857	1.9%
General Service	360,183	356,100	1.1%
Industrial	6,131	6,206	(1.2%)
Other Energy Sales	20,522	15,480	32.6%
Total Retail Customers	2,631,750	2,580,643	2.0%
Wholesale and Other	20	22	(9.1%)
Total Average Number of Customers — Duke Energy Carolinas	2,631,770	2,580,665	2.0%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	3,222	6,250	(48.4%)
Nuclear	11,466	11,638	(1.5%)
Hydro	779	525	48.4%
Oil and Natural Gas	4,081	3,152	29.5%
Renewable Energy	34	29	17.2%
Total Generation (4)	19,582	21,594	(9.3%)
Purchased Power and Net Interchange (5)	2,902	2,317	25.2%
Total Sources of Energy	22,484	23,911	(6.0%)
Less: Line Loss and Other	656	1,284	(48.9%)
Total GWh Sources	21,828	22,627	(3.5%)

Owned MW Capacity (3)
Summer	20,209	19,574
Winter	21,137	20,385
Nuclear Capacity Factor (%) (6)	100	99

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,603	1,721	(6.9%)
Cooling Degree Days	4	10	(60.0%)

Variance from Normal
Heating Degree Days	(6.9%)	(1.3%)
Cooling Degree Days	(46.0%)	56.4%

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.
(6) Statistics reflect 100 percent of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,898	5,500	(10.9%)
General Service	3,538	3,732	(5.2%)
Industrial	2,501	2,437	2.6%
Other Energy Sales	19	19	—%
Unbilled Sales	(364)	(567)	35.8%
Total Retail Sales	10,592	11,121	(4.8%)	(1.8%)
Wholesale and Other	5,756	6,105	(5.7%)
Total Consolidated Electric Sales — Duke Energy Progress	16,348	17,226	(5.1%)

Average Number of Customers
Residential	1,341,886	1,323,129	1.4%
General Service	235,425	233,307	0.9%
Industrial	4,047	4,060	(0.3%)
Other Energy Sales	1,417	1,451	(2.3%)
Total Retail Customers	1,582,775	1,561,947	1.3%
Wholesale and Other	14	14	—%
Total Average Number of Customers — Duke Energy Progress	1,582,789	1,561,961	1.3%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	1,781	2,303	(22.7%)
Nuclear	7,124	6,867	3.7%
Hydro	252	209	20.6%
Oil and Natural Gas	5,438	6,199	(12.3%)
Renewable Energy	46	54	(14.8%)
Total Generation (4)	14,641	15,632	(6.3%)
Purchased Power and Net Interchange (5)	2,201	2,235	(1.5%)
Total Sources of Energy	16,842	17,867	(5.7%)
Less: Line Loss and Other	494	641	(22.9%)
Total GWh Sources	16,348	17,226	(5.1%)

Owned MW Capacity (3)
Summer	12,779	12,813
Winter	13,942	14,016
Nuclear Capacity Factor (%) (6)	92	90

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,483	1,614	(8.1%)
Cooling Degree Days	6	23	(73.9%)

Variance from Normal
Heating Degree Days	(7.8%)	(0.1%)
Cooling Degree Days	(45.5%)	139.2%

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.
(6) Statistics reflect 100 percent of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,214	4,528	(6.9%)
General Service	3,273	3,440	(4.9%)
Industrial	677	758	(10.7%)
Other Energy Sales	6	6	—%
Unbilled Sales	(232)	(185)	(25.4%)
Total Retail Sales	7,938	8,547	(7.1%)	(2.3%)
Wholesale and Other	383	572	(33.0%)
Total Electric Sales — Duke Energy Florida	8,321	9,119	(8.8%)

Average Number of Customers
Residential	1,616,295	1,588,910	1.7%
General Service	202,710	200,207	1.3%
Industrial	2,039	2,109	(3.3%)
Other Energy Sales	1,504	1,517	(0.9%)
Total Retail Customers	1,822,548	1,792,743	1.7%
Wholesale and Other	12	12	—%
Total Average Number of Customers — Duke Energy Florida	1,822,560	1,792,755	1.7%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	618	2,121	(70.9%)
Oil and Natural Gas	7,487	6,091	22.9%
Renewable Energy	41	8	412.5%
Total Generation (4)	8,146	8,220	(0.9%)
Purchased Power and Net Interchange (5)	860	1,378	(37.6%)
Total Sources of Energy	9,006	9,598	(6.2%)
Less: Line Loss and Other	685	479	43.0%
Total GWh Sources	8,321	9,119	(8.8%)

Owned MW Capacity (3)
Summer	10,218	9,304
Winter	11,308	10,255

Heating and Cooling Degree Days
Actual
Heating Degree Days	271	383	(29.2%)
Cooling Degree Days	244	264	(7.6%)

Variance from Normal
Heating Degree Days	(26.9%)	1.1%
Cooling Degree Days	27.8%	42.7%

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,523	2,563	(1.6%)
General Service	2,275	2,319	(1.9%)
Industrial	1,394	1,387	0.5%
Other Energy Sales	27	27	—%
Unbilled Sales	(197)	(324)	39.2%
Total Retail Sales	6,022	5,972	0.8%	1.7%
Wholesale and Other	142	100	42.0%
Total Electric Sales — Duke Energy Ohio	6,164	6,072	1.5%

Average Number of Customers
Residential	772,754	766,947	0.8%
General Service	88,493	88,263	0.3%
Industrial	2,481	2,500	(0.8%)
Other Energy Sales	3,377	3,331	1.4%
Total Retail Customers	867,105	861,041	0.7%
Wholesale and Other	1	1	—%
Total Average Number of Customers — Duke Energy Ohio	867,106	861,042	0.7%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	371	676	(45.1%)
Oil and Natural Gas	1	20	(95.0%)
Total Generation (4)	372	696	(46.6%)
Purchased Power and Net Interchange (5)	6,601	6,335	4.2%
Total Sources of Energy	6,973	7,031	(0.8%)
Less: Line Loss and Other	809	959	(15.6%)
Total GWh Sources	6,164	6,072	1.5%

Owned MW Capacity (3)
Summer	1,076	1,076
Winter	1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,571	2,569	0.1%
Cooling Degree Days	—	4	(100.0%)

Variance from Normal
Heating Degree Days	0.6%	2.6%
Cooling Degree Days	(100.0%)	(0.1%)

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,828	2,866	(1.3%)
General Service	2,009	2,003	0.3%
Industrial	2,542	2,538	0.2%
Other Energy Sales	13	13	—%
Unbilled Sales	(188)	(276)	(31.9%)
Total Retail Sales	7,204	7,144	0.8%	0.3%
Wholesale and Other	829	1,341	(38.2%)
Total Electric Sales — Duke Energy Indiana	8,033	8,485	(5.3%)

Average Number of Customers
Residential	733,237	721,971	1.6%
General Service	101,627	101,343	0.3%
Industrial	2,700	2,725	(0.9%)
Other Energy Sales	1,736	1,696	2.4%
Total Retail Customers	839,300	827,735	1.4%
Wholesale and Other	4	5	(20.0%)
Total Average Number of Customers — Duke Energy Indiana	839,304	827,740	1.4%

Sources of Electric Energy (GWh)
Generated — Net Output (3)
Coal	5,494	6,388	(14.0%)
Hydro	22	20	10.0%
Oil and Natural Gas	642	855	(24.9%)
Renewable Energy	4	5	(20.0%)
Total Generation (4)	6,162	7,268	(15.2%)
Purchased Power and Net Interchange (5)	2,348	1,655	41.9%
Total Sources of Energy	8,510	8,923	(4.6%)
Less: Line Loss and Other	477	438	8.9%
Total GWh Sources	8,033	8,485	(5.3%)

Owned MW Capacity (3)
Summer	6,606	6,744
Winter	7,023	7,183

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,884	2,831	1.9%
Cooling Degree Days	—	4	(100.0%)

Variance from Normal
Heating Degree Days	4.6%	2.4%
Cooling Degree Days	(100.0%)	22.1%

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).
(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.
(4) Generation by source is reported net of auxiliary power.
(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1)	151,665,924	154,901,379	(2.1%)
Duke Energy Midwest LDC throughput (Mcf)	38,538,272	37,126,065	3.8%

Average Number of Customers — Piedmont Natural Gas
Residential	983,440	970,666	1.3%
Commercial	104,720	104,835	(0.1%)
Industrial	966	963	0.3%
Power Generation	17	17	—%
Total Average Number of Gas Customers — Piedmont Natural Gas	1,089,143	1,076,481	1.2%

Average Number of Customers — Duke Energy Midwest
Residential	493,168	488,853	0.9%
General Service	45,347	45,280	0.1%
Industrial	1,679	1,661	1.1%
Other	135	138	(2.2%)
Total Average Number of Gas Customers — Duke Energy Midwest	540,329	535,932	0.8%

(1) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
March 2019

	Three Months Ended March 31,
	2019	2018	% Inc. (Dec.)
Renewable Plant Production, GWh	2,068	2,180	(5.1)%
Net Proportional MW Capacity in Operation (1)	2,996	2,943	1.8%

(1) In 2019, includes 100 percent tax equity project capacity.